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                                                                    EXHIBIT 12.1

                    BANK PLUS CORPORATION AND SUBSIDIARIES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


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
                                                       FOR THE THREE
                                                       MONTHS ENDED
                                                         MARCH 31,                     FOR THE YEAR ENDED DECEMBER 31,
                                                    -------------------   ------------------------------------------------------
                                                      1997       1996       1996       1995        1994       1993        1992
                                                    --------   --------   --------   --------   ---------   ---------   --------
                                                                                          (DOLLARS IN THOUSANDS)
Loss from continuing operations before
 income taxes....................................   $  3,468   $ 1,571    $(10,525)  $(68,975)  $(144,968)  $(101,680)  $ (1,880)
Add:
  Interest on deposits...........................     29,140    31,033     120,265    128,242     108,310     131,721    175,077
  Interest on borrowings.........................      9,210     7,181      32,358     46,594      47,518      56,773     65,047
  One-third of rents.............................        203       289         990        930         870         900        840
                                                    --------   -------    --------   --------   ---------   ---------   --------
    Earnings as adjusted (A).....................   $ 42,021   $40,074    $143,088   $106,791   $  11,730   $  87,714   $239,084
                                                    ========   =======    ========   ========   =========   =========   ========
    Adjusted earnings (loss) excluding
     interest on deposits (B)....................   $ 12,881   $ 9,041    $ 22,823   $(21,451)  $ (96,580)  $ (44,007)  $ 64,007
                                                    ========   =======    ========   ========   =========   =========   ========
Fixed Charges:
  Interest on deposits...........................   $ 29,140   $31,033    $120,265   $128,242   $ 108,310   $ 131,721   $175,077
  Interest on borrowings.........................      9,210     7,181      32,358     46,594      47,518      56,773     65,047
  One-third of rents.............................        203       289         990        930         870         900        840
  Dividend on preferred stock of
   subsidiary....................................      2,678     2,696      10,707         --          --          --         --
                                                    --------   -------    --------   --------   ---------   ---------   --------
   Fixed charges (C).............................   $ 41,231   $41,199    $164,320   $175,766   $ 156,698   $ 189,394   $240,964
                                                    ========   =======    ========   ========   =========   =========   ========
   Fixed charges excluding interest
    on deposits (D)..............................   $ 12,091   $10,166    $ 44,055   $ 47,524   $  48,388   $  57,673   $ 65,887
                                                    ========   =======    ========   ========   =========   =========   ========
Ratio of earnings to fixed charges (A)/(C).......       1.02      0.97        0.87       0.61        0.07        0.46       0.99
                                                    ========   =======    ========   ========   =========   =========   ========
Ratio of earnings (loss) to fixed charges
  excluding interest on deposits (B)/(D).........       1.07      0.89        0.52      (0.45)      (2.00)      (0.76)      0.97
                                                    ========   =======    ========   ========   =========   =========   ========
Amount of coverage deficiency....................   $   N/A    $(1,125)   $(21,232)  $(68,975)  $(144,968)  $(101,680)  $ (1,880)
                                                    ========   =======    ========   ========   =========   =========   ========
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